As filed with the Securities and Exchange Commission on October 8, 2026.

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DARKIRIS INC.

黑瞳科技

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6/F, Cheong Sun Tower

No. 118 Wing Lok Street

Sheung Wan, Hong Kong

Tel: +852 6670 1632

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 10100 Santa Monica Boulevard Suite 2200 Los Angeles, CA 90067 Telephone: +1 310 728-5129	Jing Ye, Esq. Ye & Associates, P.C. 275 5th Avenue, 2nd Floor New York, NY 10016 Tel: (929) 300-7489

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-299200)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN PROSPECTUS

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

DarkIris Inc. (the “Company”) is filing this registration statement on Form F-1 with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the Company’s prior registration statement on Form F-1 (File No. 333-299200), which was declared effective by the SEC on October 8, 2026 (the “Prior Registration Statement”).

The Company is filing this registration statement for the sole purpose of registering an additional $1,000,000 of securities of the Company, consisting of (i) Units (as defined in the Prior Registration Statement), each consisting of one Class A Ordinary Share, par value $0.0016 per share (the “Class A Ordinary Shares”), and one Warrant (as defined in the Prior Registration Statement); (ii) Pre-Funded Units (as defined in the Prior Registration Statement), each consisting of one Pre-Funded Warrant (as defined in the Prior Registration Statement) and one Warrant; (iii) Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants; and (iv) Class A Ordinary Shares issuable upon exercise of the Warrants, in connection with an increase in the public offering price from $1.20 to $1.44 per Unit and from $1.1999 to $1.4399 per Pre-Funded Unit, with the proposed maximum aggregate offering price of the Units not to exceed $6,000,000. The additional securities being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Company hereby certifies to the SEC that (i) undertakes to pay the SEC the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement, (ii) it will not revoke such instructions, and (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
5.1	Opinion of Appleby regarding the validity of securities being registered

23.1	Consent of Enrome LLP

23.2	Consent of Applyby (included in Exhibit 5.1)

107	Filing Fee Table

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on October 8, 2026.

DARKIRIS INC.

By:	/s/ Hong Zhifang
Name:	Hong Zhifang
Title:	Director, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	October 8, 2026	/s/ Hong Zhifang
Hong Zhifang Chief Executive Officer and Director, Chairman of the Board of Directors, Director (principal executive officer)

Date:	October 8, 2026	/s/ Xu Jiang
Xu Jiang Chief Financial Officer, Director (principal financial officer and principal accounting officer)

Date:	October 8, 2026	/s/ Ng Chee Jiong
Ng Chee Jiong Independent Director

Date:	October 8, 2026	/s/ Law Chee Hui
Law Chee Hui Independent Director

Date:	October 8, 2026	/s/ Li Feng Lin
Li Feng Lin Independent Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on October 8, 2026.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.